UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2010

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On April 16, 2010, The First Marblehead Corporation (the “Corporation”) and certain of its subsidiaries entered into agreements relating to the restructuring of the education loan warehouse facility (the “Facility”) of UFSB Private Loan SPV, LLC (“UFSB-SPV”).  The Facility previously served as a source of interim financing for private education loan programs that had been funded by Union Federal Savings Bank (“Union Federal”), a wholly owned subsidiary of the Corporation.  During the second quarter of fiscal 2010, the Corporation announced that it had begun examining strategic alternatives for Union Federal, including a potential sale.

The restructuring involves the substitution of the Corporation for Union Federal as master servicer under the Indenture (as defined below), the assumption by the Corporation of certain potential contingent liabilities of Union Federal under the Facility and the indirect contribution by the Corporation of $6.5 million in cash (the “Additional Cash Collateral”) and approximately $6.9 million of private student loans (the “Additional Loan Collateral”) to the Facility.  In exchange, the conduit lenders released certain potential contingent liabilities of Union Federal and UFSB-SPV, permitted the transfer of the membership interests of UFSB-SPV from UFSB to an affiliate of FMC and made certain concessions with respect to the interest rate and fees applicable to the Facility.  By eliminating Union Federal’s ongoing duties and potential contingent liabilities related to the Facility, the Corporation believes the restructuring will make Union Federal more attractive to potential purchasers as the Corporation considers its strategic alternatives with respect to Union Federal.

The indenture amendment and settlement agreement and release in connection with the restructuring are filed as exhibits to this current report, and their respective terms are summarized under this Item 1.01. Certain additional information is provided under Item 8.01 of this current report.

Indenture Amendment

On April 16, 2010 (the “Effective Date”), UFSB-SPV, CIESCO, LLC (the “Conduit Lender”), Citicorp North America, Inc. (“CNAI”), U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), the Corporation and Union Federal entered into an Amendment No. 2 to Indenture (“Amendment No. 2”).  Amendment No. 2 amends certain terms of the Indenture, dated July 18, 2007 (as amended, the “Indenture”), among UFSB-SPV, the Conduit Lender, the financial institutions from time to time party to the Indenture as committed lenders (collectively with the Conduit Lender, the “Lenders”), CNAI, the Indenture Trustee and Union Federal.  The Corporation was not party to the original Indenture.

Amendment No. 2 provides for the following, among other things:

•                  Replacement of Master Servicer.  The Corporation replaced Union Federal as the “Master Servicer” under the Indenture as of the Effective Date.  The Corporation is obligated to perform all duties and has all other obligations and rights of the Master Servicer which may arise on or after the Effective Date.

•                  Collateral.  The Lenders and CNAI have reserved their right to foreclose on the collateral for the Facility based on past Events of Termination (as defined in the Indenture), as set forth in the Indenture.  They have also reserved their other rights and remedies under the Indenture based on past or future Events of Termination, except as expressly released by them in the Settlement Agreement (as defined below).

•                  Interest Rate.  As of the Effective Date, the interest rate on outstanding advances under the Facility decreased from the current rate of prime plus 2.00% to (a) cost of funds (either commercial paper or bank funded) plus 0.50% until the first anniversary of the Effective Date and

(b) cost of funds (either commercial paper or bank funded) plus 3.00% thereafter.  The Lenders may increase the interest rate, however, based on specified future Events of Termination.

•                  Program Fees.  As of the Effective Date, all program fees related to the Indenture have been eliminated.

•                  Liquidity Premium.  Until the first anniversary of the Effective Date, a Lender may charge, in its sole discretion, an additional spread over its cost of funds of up to 1.00% per annum (in excess of the 0.50% spread described above under the heading “Interest Rate”) in connection with any settlement period under the Indenture, if such Lender determines such amounts are necessary to cover any increases in its cost of funds for the applicable settlement period.  If, within one year of the Effective Date, a Lender increases the spread over its cost of funds applicable to its interest rate for any settlement period above 0.50% (such excess, the “Premium”), such Lender will, to the extent such Lender’s interest amount was paid in full by UFSB-SPV on the related settlement date, pay to the Corporation cash in an amount equal to the product of (a) 1/360 times the number of days in the applicable settlement period that the Premium was charged times $6.5 million times (b) a fraction, the numerator of which is the Premium and the denominator of which is 1.00%.

•                  Special Servicer.  In connection with the restructuring, the Corporation and UFSB-SPV entered into a Special Servicing Agreement with First Marblehead Education Resources, Inc., a Delaware corporation and wholly owned subsidiary of the Corporation (“FMER”), pursuant to which FMER will act as a “Sub- Servicer” under the Indenture, administering and overseeing the activities of third-party collection agencies with respect to the collection of delinquent and defaulted loans held by UFSB-SPV.  However, pursuant to the terms of the Indenture, as amended, the Corporation will remain liable as the Master Servicer notwithstanding any delegation of duties to FMER.

The foregoing summary of the terms of Amendment No. 2 is subject to, and qualified in its entirety by, Amendment No. 2, which is attached to this current report as Exhibit 99.1, and incorporated by reference herein.  Also included in Exhibit 99.1 to this current report is (a) the original Indenture dated July 18, 2007 among UFSB-SPV, the Conduit Lender, CNAI, the Indenture Trustee and Union Federal and (b) Amendment No. 1 to Indenture, Limited Waiver and Acknowledgement dated April 15, 2009 among UFSB-SPV, the Conduit Lender, CNAI, the Indenture Trustee and Union Federal.

Settlement Agreement

Also on the Effective Date, UFSB-SPV, the Conduit Lender, CNAI, the Indenture Trustee, the Corporation, The National Collegiate Funding II, LLC (“NCF II”), The National Collegiate Student Loan Trust 2009-1 (the “Trust”) and Union Federal entered into a Settlement Agreement and Release (the “Settlement Agreement”), which, among other things, provided for or contemplates the following:

•                  Citigroup Release.  The Lenders and CNAI (together the “Citigroup Releasors”) released any and all potential claims against Union Federal and UFSB-SPV pursuant to the Indenture and UFSB-SPV’s limited liability company agreement based upon events arising prior to the Effective Date, to the extent such claims would exceed $20.0 million in the aggregate (the “Liability Cap”).  Neither Union Federal nor UFSB-SPV would have any liability until the Citigroup Releasors’ aggregate losses exceeded $3.5 million (the “Deductible”), at which point Union Federal and UFSB-SPV would only be liable for amounts above the Deductible up to the Liability Cap.  Neither the Liability Cap nor the Deductible would apply, however, in cases of fraud, willful misconduct, gross negligence or third-party claims by or on behalf of borrowers against the Citigroup Releasors based on loan origination errors.  In addition, the release is not deemed a waiver of rights previously reserved but not exercised by the Citigroup Releasors, except as specifically released in the Settlement Agreement.

•                  Assumption of Liability.  The Corporation assumed any remaining contingent liability of Union Federal and its affiliates, other than UFSB-SPV, under the Facility arising prior to the Effective Date, subject to the Liability Cap discussed above.  In addition, the Corporation assumed any contingent liability of Union Federal under the Facility arising prior to the Effective Date based on fraud, willful misconduct, gross negligence, third-party claims by or on behalf of borrowers against the Citigroup Releasors based on loan origination errors or rights not otherwise released by the Citigroup Releasors.

•                  Corporation Release.  The Corporation and its affiliates, including Union Federal and UFSB-SPV, released all claims against the Lenders and CNAI pursuant to the Indenture based upon events arising prior to the Effective Date.

•                  Transfer of UFSB-SPV Ownership.  Union Federal transferred all of its membership interests in UFSB-SPV to the Corporation for consideration consisting of $1,000, which equals the amount of Union Federal’s original capital contribution to UFSB-SPV, and the assumption by the Corporation of certain contingent liabilities of Union Federal.  Immediately following that transfer, the Corporation contributed all of its membership interests in UFSB-SPV to NCF II, a wholly-owned subsidiary of the Corporation, and made a capital contribution of $6.5 million in cash to NCF II.  Following that transfer, NCF II contributed all of its membership interests in UFSB-SPV to the Trust, a wholly owned subsidiary of NCF II, and made a capital contribution of $6.5 million in cash to the Trust.

•                  Additional Collateral.  The Trust transferred the Additional Cash Collateral to UFSB-SPV, which cash was used to pay down the principal of the outstanding advances under the Facility, and also contributed to UFSB-SPV the Additional Loan Collateral, which the Trust had previously purchased from Union Federal.  As of the Effective Date, the Additional Loan Collateral serves as additional collateral under the Indenture.

The foregoing summary of the terms of the Settlement Agreement is subject to, and qualified in its entirety by, the Settlement Agreement, which is attached to this current report as Exhibit 99.2, and incorporated by reference herein.

Item 8.01                                             Other Events

Background

The Facility served as a source of interim financing for private education loan programs initially funded by Union Federal.  Pursuant to the Facility, UFSB-SPV borrowed advances from the Lenders and used such advances to purchase approximately half of the private education loans that had previously been originated but not securitized by Union Federal (the “Financed Loans”).  To secure its repayment obligations under the Indenture, UFSB-SPV granted a security interest to the Indenture Trustee in certain collateral, including the Financed Loans.

In April 2008, The Education Resources Institute, Inc. (“TERI”), the third-party guarantor of the Financed Loans, filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (the “TERI Reorganization”).  The TERI Reorganization, and subsequent ratings downgrades of TERI, resulted in Events of Termination (as defined in the Indenture), triggering certain rights under the Indenture.  As a result, the facility termination date was declared by the Lenders, UFSB-SPV is not eligible for further borrowings under the Indenture and the Lenders may elect to accelerate the repayment of advances outstanding under the Indenture.

At December 31, 2009, approximately $228.9 million was outstanding under the Facility.  Immediately prior to the effectiveness of Amendment No. 2, outstanding borrowings under the Facility accrued interest at the prime rate plus 2.00%.  Principal and interest on each outstanding advance are paid on a monthly settlement date pursuant to the Indenture, in accordance with the payment priorities set forth in the Indenture.  Principal and interest are paid out of amounts collected in respect of the Financed Loans during the preceding month and deposited in a collection account pursuant to the Indenture.

In the event that the Lenders were to elect to accelerate repayment of the notes, the principal amount would immediately be due and payable, together with all accrued and unpaid interest.  The Lenders also have the right to foreclose on the collateral at any time.  As of the date of this current report, the Lenders have elected not to exercise such rights but may do so at a later time in their discretion.  If the Lenders do not exercise their rights to accelerate such payment, all outstanding notes under the Facility will become due on July 14, 2010.  In the event that UFSB-SPV is unable to pay the outstanding notes in full when due, the Corporation expects, as of the date of this current report, the Lenders to continue to require repayment of the outstanding notes from collections on the Financed Loans, until the outstanding notes are paid in full, if possible.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

99.1         Indenture dated July 18, 2007 among UFSB Private Loan SPV, LLC, CIESCO, LLC, Citicorp North America, Inc., U.S. Bank National Association and Union Federal Savings Bank, as amended by Amendment No. 1 to Indenture, Limited Waiver and Acknowledgement dated April 15, 2009 among UFSB Private Loan SPV, LLC, CIESCO, LLC, Citicorp North America, Inc., U.S. Bank National Association and Union Federal Savings Bank, as amended by Amendment No. 2 to Indenture dated April 16, 2010, by and among UFSB Private Loan SPV, LLC, CIESCO, LLC, Citicorp North America, Inc., U.S. Bank National Association, The First Marblehead Corporation and Union Federal Savings Bank

99.2         Settlement Agreement and Release, dated April 16, 2010, by and among UFSB Private Loan SPV, LLC, CIESCO, LLC, Citicorp North America, Inc., U.S. Bank National Association, The First Marblehead Corporation, The National Collegiate Funding II, LLC, The National Collegiate Student Loan Trust 2009-1 and Union Federal Savings Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: April 20, 2010	By:	/s/ Kenneth Klipper
Kenneth Klipper
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Indenture dated July 18, 2007 among UFSB Private Loan SPV, LLC, CIESCO, LLC, Citicorp North America, Inc., U.S. Bank National Association and Union Federal Savings Bank, as amended by Amendment No. 1 to Indenture, Limited Waiver and Acknowledgement dated April 15, 2009 among UFSB Private Loan SPV, LLC, CIESCO, LLC, Citicorp North America, Inc., U.S. Bank National Association and Union Federal Savings Bank, as amended by Amendment No. 2 to Indenture dated April 16, 2010, by and among UFSB Private Loan SPV, LLC, CIESCO, LLC, Citicorp North America, Inc., U.S. Bank National Association, The First Marblehead Corporation and Union Federal Savings Bank

99.2

Settlement Agreement and Release, dated April 16, 2010, by and among UFSB Private Loan SPV, LLC, CIESCO, LLC, Citicorp North America, Inc., U.S. Bank National Association, The First Marblehead Corporation, The National Collegiate Funding II, LLC, The National Collegiate Student Loan Trust 2009-1 and Union Federal Savings Bank